                                                                    Exhibit 12.1

                          LEINER HEALTH PRODUCTS INC.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                             (DOLLARS IN THOUSANDS)


                                                                                                 FOR THE THREE MONTHS ENDED JUNE
                                                                                                               30,
                                               FISCAL YEARS ENDED MARCH 31,                     ----------------------------------
                            ------------------------------------------------------------------
                                                                                    UNAUDITED               UNAUDITED
                                                                                    PRO FORMA                             1997
                             1993(1)     1994       1995       1996       1997       1997(2)      1996        1997      PRO FORMA
                            ---------  ---------  ---------  ---------  ---------  -----------  ---------  ----------  -----------
Net income (loss).........  $  (1,119) $   3,417  $   3,813  $   1,166  $   7,638   $  (2,626)  $     119  $  (12,183)  $  (2,431)
Extraordinary item........     --         --         --         --          2,756       2,756      --           1,109       1,109
Income taxes..............        955      3,573      3,524      4,686      8,028       1,669          92      (7,105)       (604)
Fixed charges.............      7,184      8,627     10,863     11,484      9,866      24,980       2,544       2,222       6,238
                            ---------  ---------  ---------  ---------  ---------  -----------  ---------  ----------  -----------
  Earnings................  $   7,020  $  15,617  $  18,200  $  17,336  $  28,288   $  26,779   $   2,755  $  (15,957)  $   4,312
                            ---------  ---------  ---------  ---------  ---------  -----------  ---------  ----------  -----------
                            ---------  ---------  ---------  ---------  ---------  -----------  ---------  ----------  -----------
Fixed charges:
Interest expense..........  $   5,921  $   7,144  $   9,010  $   9,924  $   8,281   $  23,368   $   2,152  $    1,800   $   5,816
Interest portion of rent
  expense.................      1,263      1,483      1,853      1,560      1,585       1,612         392         422         422
                            ---------  ---------  ---------  ---------  ---------  -----------  ---------  ----------  -----------
  Total fixed charges.....  $   7,184  $   8,627  $  10,863  $  11,484  $   9,866   $  24,980   $   2,544  $    2,222   $   6,238
                            ---------  ---------  ---------  ---------  ---------  -----------  ---------  ----------  -----------
                            ---------  ---------  ---------  ---------  ---------  -----------  ---------  ----------  -----------
Ratio of earnings to fixed
  charges(3)..............        1.0        1.8        1.7        1.5        2.9         1.1         1.1        (7.2)        0.7
                            ---------  ---------  ---------  ---------  ---------  -----------  ---------  ----------  -----------
                            ---------  ---------  ---------  ---------  ---------  -----------  ---------  ----------  -----------


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(1) The computation of ratio of earnings to fixed charges for the fiscal year ended March 31, 1993 represents the results of operations of LHP, the results of operations for XCEL from the date of its acquisition, and purchase accounting for the acquisitions of LHP and XCEL during that fiscal year. See "The Company."

(2) On January 30, 1997, the Company purchased Vita Health. This column gives effect to the acquisition of Vita Health, as well as the Recapitalization and related transactions. See "Unaudited Pro Forma Financial Information." The Vita Health acquisition was accounted for under the purchase method of accounting. Consequently, the results of operations of Vita Health were included in the consolidated financial results of the Company for the two months ended March 31, 1997. The pro forma column includes the operating results of Vita Health for the additional ten months ended January 30, 1997.

(3) In calculating the ratio of earnings to fixed charges, earnings consist of income before taxes plus fixed charges. Fixed charges consist of interest expense and amortization of deferred financing fees, whether capitalized or expensed, plus one-third of rental expense under operating leases (the portion that has been deemed by the Company to be representative of an interest factor).